U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 3, 2016

PREMIER PRODUCT GROUP, INC.

(Exact name of small business issuer as specified in its charter)

(Formally known as: VALLEY HIGH MINING COMPANY)

Wyoming	000-51232	68-0582275
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1180 Lincoln Ave Unit #3

Holbrook, NY 11741

(Address of principal executive offices)

(Registrants telephone number, including area code)

(301) 202-7762

(former name or former address, if changed since last report)

VALLEY HIGH MINING COMPANY

1325 Cavendish Drive, Suite

Silver Spring, MD 20905

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On Apr 26, 2016, Valley High Mining Company submitted an amendment to its Articles of Incorporation changing the company name from Valley High Mining Company (VHMC) to Premier Product Group, Inc. (PMPG) to the State of Wyoming. The New Changes were approved, stamped and filed on June 1, 2016.

On May 18, 2016 the company submitted an application with Cusip Global Services for a new CUSIP identifier, on June 7, 2016 we received our new CUSIP NUMBER: 74056P 102.

In concert with the effective name change with the State of Wyoming, on June 1, 2016 a notification form was submitted for a Name and Symbol change to FINRA; the name/symbol change of “Valley High Mining Company” (symbol: VHMC) to “Premier Products Group, Inc.“ was announced June 29, 2016 on the FINRA Daily List. The name and symbol change took effect at the open of business June 30, 2016.  The new symbol is now PMPG.

Premier Product Group, Inc. has begun development of a new website under the domain name www.premierpgi.com and will change the business address to:

Premier Products Group Inc.

1180 Unit #3 Lincoln Ave

Holbrook, NY 11741

info@premierpgi.com

There were no changing in Officers, Directors, and key personal resulting from the changes provided in paragraphs 1 through 4 above.

The Company has taken all necessary actions to amend and restate its organizational documents and bylaws within 4 days as required after FINRA official announcement, which was effective as of opening of business on 6/30/2016 for PMPG corporate actions as stated above.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on July 3, 2016.

PREMIER PRODUCT GROUP, INC.

By:	/s/ Clifford Pope
Clifford Pope,
Interim Chief Executive Officer

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